Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 19, 2014, is by and among CARROLS RESTAURANT GROUP, INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower party hereto (collectively, the “Guarantors”), the Lenders party hereto (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of May 30, 2012 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Required Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1    Amendment to Definition of Cash Collateral Release Date. The definition of Cash Collateral Release Date set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Cash Collateral Release Date” shall mean December 19, 2014.

1.2    Amendments to Section 2.22(b)(xii). Section 2.22(b)(xii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(xii) Administrative Agent shall have received evidence from the Borrower, demonstrating that, after giving effect to any such Revolving Facility Increase on a Pro Forma Basis, the Borrower will have an Adjusted Leverage Ratio of less than 6.25 to 1.00 recomputed as of the end of the four fiscal quarter period most recently ended for which financial statements are available

1.3    Amendments to Section 5.9. Section 5.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 5.9    Financial Covenants.

Beginning with the first fiscal quarter ending on the date immediately following the Cash Collateral Release Date and for each fiscal quarter thereafter, comply with the following financial covenants:

(a)    Adjusted Leverage Ratio. The Adjusted Leverage Ratio, calculated as of the last day of each fiscal quarter occurring during the periods set forth below shall be less than or equal to the following:

Period	Ratio
Closing Date through and including the Fourth Quarter of 2013	6.00 to 1.00
First Quarter of 2014 through and including the Third Quarter of 2014	5.50 to 1.00
Fourth Quarter of 2014 through and including the Second Quarter of 2015	6.50 to 1.00
Third Quarter of 2015 through and including the Fourth Quarter of 2015	6.25 to 1.00
First Quarter of 2016 and thereafter	6.00 to 1.00

(b)    Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, calculated as of the last day of each fiscal quarter, shall be greater than or equal to (i) 1.20 to 1.00 from the Closing Date through and including the Second Quarter of 2013, (ii) 1.30 to 1.00 from the Third Quarter of 2013 through and including the Third Quarter of 2014, (iii) 1.20 to 1.00 from the Fourth Quarter of 2014 through and including the Second Quarter of 2015, (iv) 1.25 to 1.00 from the Third Quarter of 2015 through and including the Fourth Quarter of 2015 and (v) 1.30 to 1.00 from the First Quarter of 2016 and thereafter.

1.5    Amendments to Article V. Article V of the Credit Agreement is hereby amended by adding the following new Section 5.15 to the end of such Article:

Section 5.15    Revolver Clean Down.

During each trailing twelve month period during the term of this Agreement, there shall be a period of not less than thirty (30) consecutive days when there are no Revolving Loans outstanding.

1.6    Amendments to Section 7.1(c)(i). Section 7.1(c)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i)     Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.1, 5.2(b), 5.4 (to the extent such covenant requires that the Credit Parties and their Subsidiaries preserve, renew and keep in full force and effect their corporate or other formative existence), 5.7, 5.9, 5.13, 5.15 or Article VI hereof; or

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1    Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “First Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)    Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Required Lenders and the Administrative Agent.

(b)    Officer’s Certificate. The Administrative Agent shall have received a certificate or certificates executed by an Authorized Officer of the Borrower stating that (i) after giving effect to this Amendment, no Default or Event of Default shall exist and (ii) the representations and warranties made by the Credit Parties in the Credit Agreement and in the other Credit Documents and which are contained in any certificate furnished at any time under or in connection with this Amendment shall (x) with respect to representations and warranties that contain a materiality qualification, be true and correct and (y) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects as if made on and as of the First Amendment Effective Date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

(c)    Fees and Expenses.

(i)    The Administrative Agent shall have received from the Borrower, for the account of each Lender that executes and delivers this Amendment (each such Lender, a “Consenting Lender”, and collectively, the “Consenting Lenders”), an amendment fee in an amount equal to 25 basis points on the aggregate Revolving Commitments of such Consenting Lender (prior to giving effect to this Amendment); and

(ii) The Administrative Agent shall have received from the Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and King & Spalding LLP shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(d)    Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE III
MISCELLANEOUS

3.1    Amended Terms. On and after the First Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2    Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)    The representations and warranties set forth in Article III of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e)    After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)    The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g)    The Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.3    Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

3.4    Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

3.5    Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.6    Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.7    Entirety. This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8    Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.9    No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

3.11    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 9.13 and 9.16 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:    CARROLS RESTAURANT GROUP INC.,
a Delaware corporation

By: /s/ Paul R. Flanders
Name: Paul R. Flanders
Title: VP and CFO

GUARANTORS:    CARROLS CORPORATION,
a Delaware corporation

By: /s/ Paul R. Flanders
Name: Paul R. Flanders
Title: VP and CFO

CARROLS LLC,
a Delaware limited liability company

By: /s/ Paul R. Flanders
Name: Paul R. Flanders
Title: VP and CFO

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent

By: /s/ Stephen Leon
Name: Stephen Leon
Title: Managing Director

LENDERS:	Cooperative Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank Nederland", New York Branch, as a Lender

By: /s/ Adriaan Weststrate
Name: Adriaan Weststrate
Title: Managing Director

By: /s/ Chris Grimes
Name: Chris Grimes
Title: Executive Director